       As filed with the Securities and Exchange Commission on October 29, 1998
                                                  Registration No. 333-
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                               ------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933
                               ------------------------

                         INTEGRATED MEASUREMENT SYSTEMS, INC.
                  (Exact name of registrant as specified in charter)

               OREGON                                 93-0840631
     (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)              Identification Number)
                               ------------------------

                   9525 S.W. GEMINI DRIVE, BEAVERTON, OREGON 97008
      (Address, including zip code, of registrant's principal executive offices)
                               ------------------------

            INTEGRATED MEASUREMENT SYSTEMS, INC. 1995 STOCK INCENTIVE PLAN
                               (Full title of the Plan)
                               ------------------------

                                   KEITH L. BARNES
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         INTEGRATED MEASUREMENT SYSTEMS, INC.
                   9525 S.W. GEMINI DRIVE, BEAVERTON, OREGON 97008
                                    (503) 626-7117
              (Name, address, including zip code, and telephone number,
                      including area code, of Agent for Service)

                               ------------------------

                                   with copies to:

                                STEPHEN M. GOING, ESQ.
                                    ATER WYNNE LLP
                222 S.W. COLUMBIA, SUITE 1800, PORTLAND, OREGON 97201
                                    (503) 226-1191

                           CALCULATION OF REGISTRATION FEE
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 Title of Securities to be    Amount to be   Proposed Maximum Offering  Proposed Maximum Aggregate       Amount of
         Registered            Registered       Price per Share (1)         Offering Price (1)       Registration Fee
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 Common Stock, par value
 $.01 per share              375,000 shares          $5 7/8                    $2,203,125                $612.47
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(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1), the Proposed Maximum Offering Price amounts are based on the average of the high and low sales prices of the Registrant's Common Stock as reported on the Nasdaq National Market System on October 22, 1998.
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                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     This registration statement is filed in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering additional shares of Common Stock for offer and sale under the Integrated Measurement Systems, Inc. 1995 Stock Incentive Plan, for which a registration statement on Form S-8 (File No. 333-13695) is already effective. Except to the extent that exhibits are filed herewith, the contents of the Company's registration statement on Form S-8 (File No. 333-13695) are hereby incorporated by reference.

ITEM 8.   EXHIBITS


     Number                        Description
     ------                        -----------

      5.0 Opinion of Ater Wynne LLP as to the legality of the securities being registered

     23.1 Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.0)

     23.2      Consent of Arthur Andersen LLP

     24.0 Powers of Attorney (included in signature page in Part II of the Registration Statement)

     99.0 Integrated Measurement Systems, Inc. 1995 Stock Incentive Plan, as amended (Incorporated by reference to Appendix A to the Company's Definitive Proxy Statement filed with the Commission on April 3, 1998)

ITEM 9.   UNDERTAKINGS

          a. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               iii.to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          b. The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          c. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          d. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          e. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon, on the 26th day of October, 1998.


                                   INTEGRATED MEASUREMENT SYSTEMS, INC.



                                   By: /s/ Keith L. Barnes
                                       --------------------------------------
                                       Keith L. Barnes
                                       President and Chief Executive Officer


                                  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith L. Barnes and Fred Hall, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Witness our hands on the date set forth below.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                            [SIGNATURES ON FOLLOWING PAGE]

     Signature                          Title                         Date
     ---------                          -----                         ----


/s/ Keith L. Barnes                President, Chief                   10/26/98
------------------------------     Executive Officer and
Keith L. Barnes                    Director (Principal
                                   Executive Officer)

/s/ Fred Hall                      Chief Financial Officer            10/26/98
------------------------------     (Principal Financial and
Fred Hall                          Accounting Officer)


/s/ H. Raymond Bingham             Chairman of the Board              10/26/98
------------------------------
H. Raymond Bingham

/s/ C. Scott Gibson                Director                           10/26/98
------------------------------
C. Scott Gibson


/s/ James M. Hurd                  Director                           10/26/98
------------------------------
James M. Hurd


/s/ James E. Solomon               Director                           10/26/98
------------------------------
James E. Solomon


/s/ Milton R. Smith                Director                           10/26/98
------------------------------
Milton R. Smith

                                  INDEX TO EXHIBITS


     Exhibit                                                               Page
     Number    Exhibit                                                     No.
     -------   -------                                                     ----

      5.0 Opinion of Ater Wynne LLP as to the legality of the securities being registered


     23.1 Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.0)

     23.2      Consent of Arthur Andersen LLP


     24.0 Powers of Attorney (included in signature page in Part II of the Registration Statement)

     99.0      Integrated Measurement Systems, Inc. 1995 Stock Incentive
               Plan, as amended (Incorporated by reference to Appendix A to the Company's Definitive Proxy Statement filed with the Commission on April 3, 1998)